SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 19, 1999


                                MONSANTO COMPANY
                      ------------------------------------
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     1-2516                43-0420020
  ------------------------       -----------            ---------------------
  (State of Incorporation)       (Commission            (IRS Employer
                                 File Number)          Identification No.)


 800 North Lindbergh Boulevard
      St. Louis, Missouri                                    63167
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(Address of Principal Executive Offices)                   (Zip Code)


Registrant's telephone number, including area code:  (314) 694-1000



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ITEM 5.     OTHER EVENTS

            Pro forma financial information relating to the proposed merger between Monsanto Company ("Monsanto"), a Delaware corporation, and Pharmacia & Upjohn, Inc. ("PNU"), a Delaware corporation, is attached hereto as
Exhibit 99.1.

            PNU's audited consolidated balance sheets as of December 31, 1997 and 1998 and audited consolidated statements of income and cash flow for the years ended December 31, 1996, 1997 and 1998 are attached hereto as Exhibit 99.2.

            PNU's unaudited balance sheet as of September 30, 1999 and unaudited statements of income and cash flow for the nine months ended September 30, 1998 and September 30, 1999 are attached hereto as Exhibit 99.3.

            Monsanto has announced information relating to its 1999 earnings, a copy of which is attached hereto as Exhibit 99.4 and incorporated herein by reference.

            All stockholders should read the joint proxy statement/prospectus concerning the merger that will be filed with the SEC and mailed to stockholders. The joint proxy statement/prospectus will contain important information that stockholders should consider before making any decision regarding the merger. You will be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about Monsanto and PNU, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus will also be available, without charge, by contacting the Secretary of the appropriate company.

CERTAIN INFORMATION CONCERNING PARTICIPANTS

            Monsanto and certain other persons named below may be deemed to be participants in the solicitation of proxies of Monsanto stockholders to approve the merger. The participants in this solicitation may include the directors of Monsanto (Robert B. Shapiro, Richard U. De Schutter, Michael Kantor, Gwendolyn
S. King, Philip Leder, M.D., Jacobus F.M. Peters, John S. Reed, John E. Robson, William D. Ruckelshaus and Hendrik A. Verfaillie); the following executive officers of Monsanto: Robert B. Shapiro (Chairman of the Board and Chief Executive Officer), Hendrik A. Verfaillie (President), Richard U. De Schutter (Vice Chairman), Gary L. Crittenden (Senior Vice President and Chief Financial Officer), R. William Ide III (Senior Vice President, General Counsel and Secretary), Arnold W. Donald (Senior Vice President), Steven L. Engelberg (Senior Vice President), David L. Morley (Senior Vice President), Philip Needleman, Ph.D. (Senior Vice President), Joan H. Walker (Senior Vice President), Robert T. Fraley, Ph.D. (Co-President, Agricultural Sector), Hugh Grant (Co-President, Agricultural Sector), Nick E. Rosa (Senior Vice President), Donna A. Kindl (Senior Vice President), Bruce P. Bickner (Co-President, Global Seed Group), Martin E. Blaylock (Vice President), Ganesh M. Kishore, Ph.D. (Co-President, Nutrition and Consumer Products Sector), Alan L. Heller (Co-President, G.D. Searle & Co.) and Richard B. Clark (Vice President and Controller); and the following other members of management and employees of
Monsanto: A. Nicholas Filippello, Ph.D. (Vice President, Investor Relations), Ann Gualtieri (Investor Relations), Scarlett Lee Foster (Public Affairs), Andrew
J. Kuchan (Investor Relations), Jeff Bergau (Public Affairs) and Daniel F. Verakis (Public Affairs). As of the date of this communication, none of the foregoing participants individually beneficially owns in excess of 1% of Monsanto's common stock or in the aggregate in excess of 1% of Monsanto's common stock.

            Except as disclosed above, to the knowledge of Monsanto, none of the directors or executive officers of Monsanto or the employees or other representatives of Monsanto named above has any interest, direct or indirect, by security holdings or otherwise, in Monsanto.


ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   Financial statements of businesses acquired.

            Not applicable.

      (b)   Pro forma financial information.

            Not applicable.

      (c)   Exhibits.   The following exhibits are filed as part of this report:
            --------

            99.1 Pro forma financial information relating to the proposed merger between Monsanto and PNU.

            99.2 PNU's audited consolidated balance sheets as of December 31, 1997 and 1998 and audited consolidated statements of income and cash flow for the years ended December 31, 1996, 1997 and 1998.


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

            99.3 PNU's unaudited balance sheet as of September 30, 1999 and unaudited statements of income and cash flow for the nine months ended September 30, 1998 and September 30, 1999.

            99.4  Information relating to Monsanto's 1999 earnings.

            23.1  Consent of PricewaterhouseCoopers LLP.





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                                    SIGNATURE


            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 25, 2000

                                       MONSANTO COMPANY


                                       By    /s/ Barbara L. Blackford
                                         -------------------------------------
                                         Name:  Barbara L. Blackford
                                         Title: Chief Counsel and Assistant
                                                Secretary






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                                  EXHIBIT INDEX

Exhibit
Number                        Description
------                        -----------

99.1 Pro forma financial information relating to the proposed merger between Monsanto and PNU.

99.2 PNU's audited consolidated balance sheets as of December 31, 1997 and 1998 and audited consolidated statements of income and cash flow for the years ended December 31, 1996, 1997 and 1998.

99.3 PNU's unaudited balance sheet as of September 30, 1999 and unaudited statements of income and cash flow for the nine months ended September 30, 1998 and September 30, 1999.

99.4           Information relating to Monsanto's 1999 earnings.

23.1           Consent of PricewaterhouseCoopers LLP.







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